Exhibit 5.5

OPINION OF DAVIS POLK & WARDWELL

May 19, 2008

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Ladies and Gentlemen:

We have acted as counsel for PartnerRe Ltd. (the “Company”), a Bermuda company, and PartnerRe Finance A LLC (“PartnerRe Finance”), a Delaware limited liability company, in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-133573) (the “Registration Statement”) filed by the Company and PartnerRe Finance with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (i) PartnerRe Finance’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture, among PartnerRe Finance, as issuer, the Company, as guarantor, and The Bank of New York, as trustee (the “Trustee”) (the “Indenture”) and (ii) the Company’s guarantee of the Debt Securities (the “Guarantee”) which may be issued pursuant to a debt securities guarantee agreement (a “Guarantee Agreement” between the Company and The Bank of New York, as Guarantee Trustee (the “Guarantee Trustee”)). The Debt Securities and Guarantees are herein referred collectively as the “Securities.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and PartnerRe Finance; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of PartnerRe Finance, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2. When the Guarantee has been duly authorized by the Company, the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, and the Debt Securities have been duly issued and delivered by PartnerRe Finance as contemplated by the Registration Statement, as amended, and any prospectus supplement relating thereto, the Guarantee will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company or PartnerRe Finance, as applicable, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, as amended, shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or PartnerRe Finance, as applicable, with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or PartnerRe Finance, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or PartnerRe Finance, as applicable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Opinions” in the prospectus, which is a part of the Registration Statement, as amended. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell

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